UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      June 20, 2011

REDFIN NETWORK, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28457	86-0955239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 W. Cypress Creek Rd, Suite 411, Ft. Lauderdale, FL	33309
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	954-769-1335

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 3.02	Unregistered Sales of Equity Securities.

On June 20, 2011 RedFin Network, Inc. entered into a Consulting Agreement with Undiscovered Equities, Inc. pursuant to which we engaged the firm to provide various investor relation consulting services to us, including devising and executing an investor relations plan, consulting with our management concerning investor accreditation, availability to expand investor base, investor support, strategic business planning, broker relations, and recommending financing alternatives and sources. As compensation for its services under this agreement which expires on December 19, 2011, we agreed to issue the firm 1,000,000 shares of our common stock valued at $50,000, of which 500,000 shares were issued upon execution of the agreement and the remaining shares are to be issued on or before July 20, 2011.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

10.18	Form of Consulting Agreement dated June 20, 2011 by and between RedFin Network, Inc. and Undiscovered Equities, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDFIN NETWORK, INC.

Date: June 24, 2011	By: /s/ Jeffrey L. Schultz
Jeffrey L. Schultz, Chief Executive Officer and President